EXHIBIT 10.7
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                          SECURITIES PURCHASE AGREEMENT



                                  BY AND AMONG



                               PALWEB CORPORATION

                                    AS SELLER

                                       AND

                           THE PURCHASERS NAMED HEREIN



                                 JANUARY 4, 2002










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                                TABLE OF CONTENTS

                                                                           PAGE

ARTICLE I  DEFINITIONS.......................................................5

ARTICLE II  PURCHASE AND SALE OF THE SECURITIES...............................7

            Section 2.01  Purchase and Sale...................................7

            Section 2.02  Closing.............................................7

            Section 2.03  Issuance and Delivery of Securities.................7

            Section 2.04  Purchase Price; Closing Payment.....................7

            Section 2.05  Other Closing Actions and Deliveries................8

            Section 2.06  Further Assurances..................................8

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................8

            Section 3.01  Organization and Authority..........................8

            Section 3.02  Authority; Binding Effect...........................8

            Section 3.03  Absence of Conflicts................................8

            Section 3.04  Capitalization; Ownership of Shares.................9

            Section 3.05  Issuance of Securities.............................10

            Section 3.06  Financial Statements...............................10

            Section 3.07  Absence of Undisclosed Liabilities.................10

            Section 3.08  Litigation.........................................10

            Section 3.09  Books and Records..................................10

            Section 3.10  Solvency...........................................11

            Section 3.11  Disclosure.........................................11

            Section 3.12  Brokers, Finders, etc..............................11

            Section 3.13  Registration Rights................................11

            Section 3.14  Use of Proceeds....................................11

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ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF EACH OF THE PURCHASERS.........12

            Section 4.01  Organization.......................................12

            Section 4.02  Authority; Binding Effect..........................12

            Section 4.03  Investment Intent; Status of Investor..............12

            Section 4.04  Disclosure of Information..........................12

            Section 4.05  Investment Experience..............................13

            Section 4.06  Restricted Securities..............................13

            Section 4.07  Brokers, Finders, etc..............................13

ARTICLE V  CONDITIONS TO THE CLOSING.........................................13

            Section 5.01  Conditions to the Obligations of Each Party........13

            Section 5.02  Conditions to the Purchasers' Obligations..........14

            Section 5.03  Conditions to the Company's Obligations............15

ARTICLE VI  CERTAIN COVENANTS AND AGREEMENTS.................................15

            Section 6.01  Covenants and Agreements to the Closing............15

            Section 6.02  Covenants and Agreements that Survive the Closing..16

            Section 6.03  Corporate Authorizations...........................18

ARTICLE VII  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
AGREEMENTS, INDEMNIFICATION..................................................18

            Section 7.01  Survival of Representations and Agreements.........18

            Section 7.02  Indemnification by the Company.....................19

            Section 7.03  Indemnification by the Purchaser...................19

            Section 7.04  Defense of Third-Party Claims......................19

            Section 7.05  Direct Claims......................................20

ARTICLE VIII  MISCELLANEOUS..................................................20

            Section 8.01  Publicity..........................................20

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            Section 8.02  Termination........................................21

            Section 8.03  Fees and Expenses..................................21

            Section 8.04  Legends............................................22

            Section 8.05  Notices............................................22

            Section 8.06  Amendment; Waivers.................................23

            Section 8.07  Parties in Interest; Assignment....................23

            Section 8.08  No Third-Party Beneficiaries.......................23

            Section 8.09  Exhibits and Schedules.............................24

            Section 8.10  Severability.......................................24

            Section 8.11  Headings...........................................24

            Section 8.12  Rules of Construction..............................24

            Section 8.13  Entire Agreement...................................24

            Section 8.14  Governing Law......................................24

            Section 8.15  Specific Performance...............................24

            Section 8.16  Counterparts.......................................25






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                                    EXHIBITS



            Exhibit A...............Purchase and Sale of Securities

            Exhibit B...............Certificate of Designation

            Exhibit C...............Form of Stockholders Agreement

            Exhibit D...............Form of Warrant





                                    SCHEDULES

            See Disclosure Schedule















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                          SECURITIES PURCHASE AGREEMENT

            This SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of January 4, 2002 by and between PalWeb Corporation, a Delaware corporation (the "Company") and the persons named as Purchasers on Exhibit "A" (collectively "Purchaser") (collectively, the "Parties" and each, a "Party").

                                   WITNESSETH:

            WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser is willing to acquire from the Company, (i) an aggregate of up to 700,000 shares of Convertible Preferred Shares (as hereinafter defined) and (ii) warrants for up to an additional two hundred ten million (210,000,000) shares of Common Stock; and subject to the conditions hereinafter set forth;

             WHEREAS, in connection with the purchase and sale of the Securities (the "Securities Purchase"), the Company intends to submit to its shareholders a proposal to alter its capital structure to result in the capitalization sufficient to have authorized shares of Common Stock to issue upon conversion or exercise of the Securities being issued (the "Recapitalization"); and

            NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, covenants, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the Parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            For purposes of this Agreement, the terms set forth below shall have the following respective meanings:

            "Affiliate" means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by, or under direct or indirect common Control with, such Person.

            "Building" means the land and building located in Dallas, Texas currently occupied by the Company and leased from Onward, L.L.C. ("Onward") which is to be conveyed to the Company in partial consideration for the issuance of Securities as indicated on Exhibit A.

             "Capital Stock" means all shares, interests, participations or other equivalents of capital stock of a corporation, however designated, and any warrants, options or other rights to purchase or acquire any such capital stock and any securities convertible into or exchangeable or exercisable for any such capital stock.

            "Common Stock" means the Common Stock, par value $.10 per share, of the Company.

            "Contract" means any contract, agreement, arrangement, understanding or other instrument or obligation (whether oral or written, pending or executory).

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            "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, seats on the board of directors, by contract or otherwise.

            "Convertible Preferred Shares" means the shares of Series 2001 Convertible Preferred Stock having the terms as set forth in the Certificate of Designation attached as Exhibit "B", par value $.0001 per share to be issued and sold by the Company pursuant to this Agreement.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Governmental Authority" means any nation or government, any state or political subdivision thereof, any federal or state court and any other agency, body, authority or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Lien" means, with respect to any properties or assets, (i) any mortgage, pledge, hypothecation, assignment, security interest, lien or encumbrance or any preference, priority or other security agreement or preferential arrangement of any kind or character whatsoever in respect of such properties or assets, including, but not limited to, (A) any conditional sale or other title retention agreement, (B) any financing lease having substantially the same economic effect as any of the foregoing, and (C) the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction, and (ii) any net profits interest, royalty interest or other similar ownership interest in such assets or the revenues derived therefrom.

            "Person" means any individual, corporation, limited liability company, partnership, association, trust or any other entity or organization of any kind or character, including any Governmental Authority.

            "Securities" means the Convertible Preferred Shares and the Warrants.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Stockholders' Agreement" means the Stockholders Agreement, in the form of Exhibit C hereto, to be entered into by and among the Company, the Purchaser and the other shareholders of the Company that are signatories thereto at the Closing.

            "Subsidiary" means, with respect to any Person, (i) any corporation, partnership or other entity of which shares of capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other similar managing body of such corporation, partnership or other entity are at the time owned by such Person, or (ii) the management of which is otherwise Controlled, directly or indirectly, through one or more intermediaries by such Person.

            "Transaction" means the issuance and sale of the securities and the other transactions contemplated in the Transaction Documents.

            "Transaction Documents" means this Agreement, the Warrant Agreement and the Stockholders Agreement.

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            "Uniform Commercial Code" means the Uniform Commercial Code as enacted in the State of Delaware or other applicable jurisdiction, as amended from time to time.

            "Warrants" means the warrants issued by PalWeb Corporation to the Purchaser in the form of Exhibit D hereto regarding the purchase of up to an aggregate 210,000,000 shares of Common Stock pursuant to the terms thereof.


                                   ARTICLE II
                       PURCHASE AND SALE OF THE SECURITIES

Section 2.01 Purchase and Sale. In accordance with and subject to terms and conditions set forth herein, at the Closing, the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, the Securities set on Exhibit A hereto.

Section 2.02 Closing. Closing hereunder shall occur simultaneously with the exception of this Agreement. The Closing shall take place at the offices of Hall, Estill, Hardwick, Gable, Golden and Nelson, P.C., 320 South Boston Avenue, Suite 400, Tulsa, Oklahoma 74103-3708, or at such other place and time or on such other date as the Parties shall mutually agree (the "Closing Date").

Section 2.03 Issuance and Delivery of Securities. At the Closing, the Company shall issue and deliver to each Purchaser, against payment by such Purchaser of the purchase price therefor specified in
                Section 2.04 one or more certificates evidencing the number of Convertible Preferred Shares and Warrants set forth opposite the name of such Purchaser on Exhibit A, being purchased duly issued and registered in the name of such Purchaser and in a form sufficient to vest title thereto fully in such Purchaser.

Section 2.04 Purchase Price; Closing Payment. The purchase price to be paid by each Purchaser in exchange for the Securities to be issued to them pursuant to this Agreement shall be in the form of the consideration in the amount specified in Exhibit A. At the Closing, each Purchaser shall deliver to the Company such documents as the Company may reasonably request to evidence payment of the consideration in the amounts set forth opposite the name of the Purchaser on Exhibit A, including in the case of the Building, a special warranty deed from Onward to the Company's subsidiary Plastic Pallet Production, Inc. subject to the existing first mortgage in favor of Texas Capital Bank which the Company will assume. If Texas Capital Bank fails to consent to such transfer, Onward will take such action as may be necessary to repay or refinance the indebtedness owed to Texas Capital Bank and the Company will execute a note and mortgage to Onward to repay Onward in accordance with the terms of the existing indebtedness to Texas Capital Bank. Onward and the Company will use their best efforts to obtain the consent of Texas Capital Bank and to negotiate a more favorable repayment schedule for the existing debt being assumed. If the appraised value of the Building is less than $1,350,000, the amount of Securities issuable to Onward in exchange therefor will be appropriately adjusted.

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Section 2.05    Other Closing Actions and Deliveries. To effect the Transaction, at or prior to the Closing, the Parties shall enter into the agreements and take the necessary actions set forth in this
                Section 2.05.

        (a) Stockholders Agreement. The Company and the Purchaser shall execute and deliver, and the Company shall cause all other persons that are named as parties therein to execute and deliver, the Stockholders Agreement, stock certificates, requisite board resolutions, certificates of good standing and related agreements as set forth in the Exhibits.

Section 2.06 Further Assurances. Each of the Parties hereby agrees that from time to time after Closing each of them shall execute, deliver, acknowledge, file and record, or cause to be executed, delivered, acknowledged, filed and recorded, such further agreements, instruments, certificates and other documents as may be reasonably required in order to consummate and make effective the Transactions.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company represents and warrants to the Purchaser as of the date hereof, and as of the Closing Date, except as set forth in the disclosure schedule attached hereto ("Disclosure Schedule") as follows:

Section 3.01 Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and has all requisite corporate power and authority to own and operate its assets and properties and conduct its business and operations as presently being conducted.

Section 3.02 Authority; Binding Effect. The Company has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents (collectively, the "Company Agreements"), to perform its obligations hereunder and thereunder and to consummate the Transaction contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and each of the other Company Agreements, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the Transaction contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement and the other Company Agreements have been, or will be, duly executed and delivered by the Company and constitute, or will constitute upon execution and delivery, legal, valid and binding agreements of the Company, enforceable against the Company in accordance with each of their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity.

Section 3.03 Absence of Conflicts. Except as set forth on Schedule 3.3 attached hereto, the execution and delivery by the Company of this Agreement and the other Company Agreements, the performance by the Company of its obligations hereunder and thereunder and the consummation of the Transaction will not

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                (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation or bylaws of the Company, (ii) conflict with, or result in any violation or breach of, constitute a default under, give rise to any right of termination or acceleration (with or without notice or the lapse of time or both) pursuant to, or result in being declared void, voidable or without further effect, any term or provision of any material note, bond, mortgage, indenture, lease, franchise, permit, license, Contract or other agreement, instrument or document to which the Company is a party or by which the property or assets of the Company may be bound, (iii) require the Company to obtain any consent, approval, permit, notice, action, authorization or waiver (each a "Consent") of or file with or give notice to any Governmental Authority or any other Person not a party to this Agreement, (iv) conflict with, or result in any violation of, any material law, ordinance, statute, rule or regulation of any Governmental Authority known to be applicable to the business, assets or operations of the Company, or (v) result in the creation of, or impose on the Company the obligation to create, any Lien upon the property or assets of the Company.

Section 3.04 Capitalization; Ownership of Shares. The authorized Capital Stock of the Company consists of (i) 250,000,000 shares of Common Stock, par value $0.10 per share, of which prior to giving effect to the Transaction 232,473,244 shares are issued and outstanding of which 34,650,000 shares are held by a trustee for the benefit of creditors of a subsidiary of the Company and are classified as treasury stock and (ii) 20,000,000 shares of Preferred Stock, par value $0.0001 per share, of which prior to giving effect to the Transaction 1,980,000 shares are issued and outstanding and no shares are held in the treasury. All of the issued and outstanding shares of Capital Stock of the Company have been duly authorized, validly issued, fully paid and nonassessable. None of the issued and outstanding shares of Capital Stock of the Company has been issued in violation of, or subject to, any preemptive rights or similar rights of subscription. All offers, issuances and sales by the Company of any shares of its Capital Stock or other equity securities have been and will be made in compliance with the requirements of the Securities Act and all other applicable federal and state securities laws. Except as set forth on Schedule 3.4 or as contemplated by this Agreement, there are, and, as of the Closing Date there will be, no other outstanding options, warrants, calls, rights, convertible securities or other agreements or commitments of any character pursuant to which the Company is or may be obligated to issue or sell any issued or unissued shares of its Capital Stock or other equity securities or to purchase or redeem any shares of its Capital Stock or other equity securities or make any other payments in respect thereof, and there are not shares of its Capital Stock or other equity securities reserved for issuance for any purpose.

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Section 3.05    Issuance of Securities.

        (a) The Convertible Preferred Shares have been duly and validly authorized for issuance by the Company. Upon the issuance of the Convertible Preferred Shares pursuant to this Agreement, the Convertible Preferred Shares will be validly issued and fully paid and nonassessable. The shares of Common Stock issuable upon exercise of the Warrant when duly authorized and validly reserved, will be upon issuance in accordance with the terms of the Warrant and the terms hereof, validly issued, fully paid and non-assessable.

        (b) The issuance and sale by the Company of the Securities will not violate, or be subject to, any preemptive rights or similar rights of subscription.

        (c) Assuming the accuracy of the representations and warranties of the Purchaser in Article IV hereof, all offers by the Company with respect to, and the issuance and sale by the Company of, the Securities have been and will be made in compliance with the requirements of the Securities Act and all other applicable federal and state securities laws, and the offer, issuance and sale by the Company of the Securities is not required to be registered under the Securities Act.

Section 3.06 Financial Statements. The balance sheet of the Company as of August 31, 2001 (the "Latest Balance Sheet") and the audited statement of income and statement of cash flows of the Company for the period ending May 31, 2001 as filed with the SEC, fairly present the financial position, results of operations and cash flows of the Company for such period and contain no material inaccuracies. Such statements were prepared in conformity with United States generally accepted accounting principles, except as noted therein.

Section 3.07 Absence of Undisclosed Liabilities. As of the Closing Date, the Company will not have any debts, liabilities or obligations of any kind or character (whether fixed or contingent, existing or inchoate), except for (i) debts, liabilities and obligations reflected on the Latest Balance Sheet and (ii) other debts, liabilities and obligations that are specifically identified in
                Schedule 3.7.

Section 3.08 Litigation. There is no action, suit, inquiry, investigation or other proceeding pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties or assets, at law or in equity, or in any court or before any arbitrator or any foreign or United States federal, state or local Governmental Authority (i) in which an adverse decision could, either in any single case or in the aggregate, have a material adverse effect on the business, operations or financial condition of the Company or (ii) which in any manner draws into question the validity of or otherwise affects the Transaction or the Company Agreements.

Section 3.09 Books and Records. The books and records of the Company fairly reflect in all material respects the transactions referred to therein, and such books and records are and have been properly kept and maintained, with the revenues, expenses, assets and liabilities of the Company accurately recorded in all material respects therein on the accrual basis of accounting prepared in accordance with United

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                States generally accepted accounting principles. True, complete and correct copies of such books and records have been made available by the Company for review by the Purchaser.

Section 3.10 Solvency. The Company will not be rendered insolvent by the consummation of the Transaction, and following the consummation of such Transaction, the Company will be able to pay its respective debts as they become due, will have capital sufficient to carry on its business as then conducted and proposed to be conducted, and will own property which has a fair value and a fair saleable value in excess of the amount required to pay its respective debts as they become due.

Section 3.11 Disclosure. Neither this Agreement nor any certificate, instrument or written statement furnished to any of the other Parties hereto by or on behalf of the Company contains an untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. To the Company's knowledge, there is no fact which the Company has not disclosed to each of the other Parties hereto which materially and adversely affects or which could reasonably be expected to materially and adversely affect the business, financial condition, prospects, operations, property or affairs of the Company or the ability of the Company to perform its obligations hereunder or under the other Company Agreements.

Section 3.12 Brokers, Finders, etc. All negotiations relating to the Transaction Documents and the Transaction contemplated hereby and thereby, have been carried on without the intervention of any Person acting on behalf of the Company in such manner as to give rise to a valid claim against any of the Parties hereto for any broker's or finder's commission. The Company shall indemnify the Purchaser from and against any and all liabilities and obligations arising as a result of anyone claiming a commission, finder's fee or other payment for services rendered as a broker or finder on behalf of the Company in connection with the Transaction contemplated hereby.

Section 3.13 Registration Rights. Until such time as the Securities are fully transferable without registration, the Company will give the Purchaser unlimited piggyback rights to include the Securities or underlying securities related thereto in any public offering of the Company of shares of common securities for cash other than pursuant to employee benefit plans. All expenses incurred in connection with the registration under this Section (including all registration, filing, qualification, legal printing and accounting fees, but excluding underwriting commissions and discounts, if any), shall be borne by the Company in connection with registration under this Section. In connection with any such piggyback registration, the Company will use its best efforts to register or qualify the Securities and do any and all other acts and things which may be reasonably necessary to assist the Purchaser to consummate the disposition of the Securities.

Section 3.14 Use of Proceeds. The Company has used the proceeds from the indebtedness being converted into the Securities for the following: For the manufacturing of new pallet production equipment, working capital and related operating expenses.

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                                   ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF EACH OF THE PURCHASERS

            Each Purchaser represents and warrants to the Company as of the date hereof, and as of the Closing Date, as follows:

Section 4.01 Organization. The Purchaser has all requisite power and authority to own and operate its assets and properties and conduct its business and operations as presently being conducted.


Section 4.02 Authority; Binding Effect. The Purchaser has all requisite power and authority to enter into the Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the Transaction contemplated hereby and thereby. The execution and delivery by the Purchaser of each of the Transaction Documents, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the Transaction contemplated hereby and thereby have been duly and validly authorized by the Purchaser. This Agreement has been, and at the Closing the other Transaction Documents will be, duly executed and delivered by the Purchaser and constitute legal, valid and binding agreements of the Purchaser, enforceable against the Purchaser in accordance with the respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity.

Section 4.03    Investment Intent; Status of Investor.

        (a) The Purchaser is acquiring the Securities for its own account for investment, and not with a view to any distribution thereof in violation of the Securities Act or any applicable state securities laws.

        (b) The Purchaser qualifies as an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

        (c) If the Purchaser was organized for the specific purpose of making this investment, each investor in the Purchaser is an "accredited investor" within the meaning of Section 501 of Regulation D.

Section 4.04 Disclosure of Information. The Purchaser has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Securities to be purchased by the Purchaser under this Agreement. The Purchaser further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Purchaser or to which such Purchaser had access.

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Section 4.05    Investment Experience. The Purchaser understands that the
                purchase of the Securities involves substantial risk. The Purchaser has experience as an investor in securities of companies in the development stage and acknowledges that the Purchaser is able to fend for itself, can bear the economic risk of its investment in the Securities and has such knowledge and experience in financial or business matters that the Purchaser is capable of evaluating the merits and risks of this investment in the Securities and protecting its own interests in connection with this investment.

Section 4.06 Restricted Securities. The Purchaser understands that the Securities are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering or registration, and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. Further, the Purchaser represents that it is familiar with Rule 144 of the U.S. Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Purchaser understands that the Company's obligation to register the underlying Common Stock or the Securities sold hereunder is limited as set forth in Section 3.14.

Section 4.07 Brokers, Finders, etc. All negotiations relating to the Transaction Documents, and the Transaction contemplated hereby and thereby, have been carried on without the intervention of any Person acting on behalf of the Purchaser in such manner as to give rise to a valid claim against any of the Parties hereto for any broker's or finder's commission. The Purchaser shall indemnify the Company from and against any and all liabilities and obligations arising as a result of anyone claiming a commission, finder's fee or other payment for services rendered as a broker or finder on behalf of the Purchaser in connection with the Transaction contemplated hereby.

Section 4.08 Securities Laws. Purchaser has complied with all applicable federal and state securities laws in connection with raising the funds for making the investment contemplated by this Agreement.

                                   ARTICLE V
                            CONDITIONS TO THE CLOSING

Section 5.01 Conditions to the Obligations of Each Party. The obligations of each of the Parties hereto at the Closing are subject to the satisfaction on or prior to the Closing Date of the conditions set forth below:

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        (a)        Other than suits to enforce any of the Transaction Documents, no action or proceeding shall have been instituted, and no injunction, writ, temporary restraining order or any other order of any nature issued by a court or other Governmental Authority of competent jurisdiction shall have been issued, for the purpose or with the possible effect of enjoining or preventing the consummation of the Transaction or the performance by each of the Parties hereto of its respective obligations under the other Transaction Documents.

Section 5.02 Conditions to the Purchaser's Obligations. The obligations of the Purchaser at the Closing are subject to the satisfaction on or prior to the Closing Date of the conditions set forth below:

        (a) The Company shall have performed and complied in all material respects with all agreements required by this Agreement to be performed and complied with by the Company at or prior to the Closing Date, and the Purchaser shall have received a certificate from an appropriate duly authorized officer of the Company dated as of the Closing Date, certifying to the foregoing effect.

        (b) The representations and warranties of the Company set forth in Article III hereof shall be true and correct in all material respects as of the Closing Date, with the same effect as though such representations and warranties had been made by the Company on and as of the Closing Date, and the Purchaser shall have received a certificate from an appropriate duly authorized officer of the Company, dated as of the Closing Date, certifying to the foregoing effect.

        (c) The Company and all other parties shall have executed and entered into the Stockholders Agreement.

        (d) All required notices shall have been given and filings made, and, as the case may be, applicable waiting periods shall have expired without adverse action by, or favorable orders, consents, and approvals in the form required to consummate the Transaction contemplated hereby shall have been received from, all necessary Governmental Authorities and third parties.

        (e) The due diligence conducted by the Purchaser and its advisors, accountants and legal counsel in connection with the Transaction shall not have caused the Purchaser to become aware of any facts relating to the business, liabilities, financial condition, results of operations, or affairs of the Company which in the good faith judgment of the Purchaser makes it inadvisable for the Purchaser to proceed with the Transaction contemplated hereby.

        (f) The due diligence conducted by the Purchaser and its advisors and legal counsel in connection with the Transaction contemplated hereby shall not have caused the Purchaser to become aware of any violation or alleged violation by the Company, or any act, omission, event, or circumstance which, in the good faith judgment of the Purchaser, may constitute or serve as a basis for a material violation by the Company, of any applicable federal or state law, rule, or regulation pertaining to health or the environment which, in the good faith judgment of the Purchaser, could cause a material adverse effect on the business, operations or performance of the Company.

        (g) The Transaction shall have been effectuated in compliance with all applicable federal and state securities laws and the issuance of the Securities to the Purchaser shall have been exempt from registration under the Securities Act, and shall have been exempt from registration or qualification under state securities or Blue Sky laws where applicable.

Section 5.03 Conditions to the Company's Obligations. The obligations of the Company at the Closing are subject to the satisfaction on or prior to the Closing Date of the conditions set forth below:

        (a) The Purchaser shall have performed and complied in all material respects with all agreements required by this Agreement to be performed and complied with by the Purchaser at or prior to the Closing Date, and the Company shall have received a certificate from the General Partner of the Purchaser dated as of the Closing Date, certifying to the foregoing effect.

        (b) The representations and warranties of the Purchaser set forth in Article IV hereof shall be true and correct in all material respects as of the Closing Date, with the same effect as though such representations and warranties had been made by the Purchaser on and as of the Closing Date, and the Company shall have received a certificate from an appropriate duly authorized officer of the or appropriate representative of each Purchase of the Purchaser, dated as of the Closing Date, certifying to the foregoing effect.

        (c) The Purchaser shall have executed and entered into the Stockholders Agreement.

                                   ARTICLE VI
                        CERTAIN COVENANTS AND AGREEMENTS

Section 6.01 Covenants and Agreements prior to the Closing. From the date hereof to the Closing:

        (a) PURCHASER INSPECTION. The Company shall give the Purchaser and its attorneys, accountants, and representatives free, full, and complete access during reasonable business hours to the Company as Purchaser may deem necessary or appropriate; provided, however, that such due diligence review shall not unreasonably interfere with the operations by the Company. The Company shall provide the Purchaser and its officers, attorneys, accountants and representatives with any information reasonably requested by them pertaining to the financial position and operations of, the income derived from and the expenses associated with the Company. Purchaser will treat all information in accordance with any confidentiality agreements which are binding as of the date hereof between Seller and Purchaser.

        (b) COMPLIANCE. Each of the Parties hereto shall not take or fail to take any action which action or failure to take such action shall cause the representations and warranties made by each such Party herein to be untrue or incorrect as of the Closing Date.

        (c) SATISFACTION OF ALL CLOSING CONDITIONS. Each of the Parties hereto shall use its reasonable best efforts to cause all closing conditions set forth in Article V hereof to be satisfied by the Closing.

        (d) MATERIAL DEVELOPMENTS. The Company shall notify the Purchaser of any material problems or developments with respect to the business of the Company of which the Company shall have or obtain knowledge.

        (e) NOTICE OF BREACH. Each of the Parties hereto, immediately upon becoming aware thereof, shall give detailed written notice to each of the other Parties hereto of the occurrence of, or the impending or threatened occurrence of, any event which would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known to any such Party prior to the date of this Agreement, of any of its respective covenants, agreements, representations, or warranties contained or referred to herein or in any document delivered in accordance with the terms hereof.

        (f) NOTICE OF LITIGATION. Immediately upon becoming aware thereof, each of the Parties hereto shall notify each of the other Parties hereto of (i) any suit, action, or proceeding to which any such Party is named as a party or which is threatened against any such Party in writing to the extent such suit, action or proceeding relates to any of the Company Agreements or affects the consummation of the Transaction,
                   (ii) any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of any of the Company Agreements or consummation of the Transaction, or (iii) any notice from any tribunal of its intention to institute an investigation into, or to institute a suit or proceeding to restrain or enjoin the consummation of, any of the Company Agreements or the Transaction, or to nullify or render ineffective any of the Company Agreements or Transaction Documents.

Section 6.02 Covenants and Agreements that Survive the Closing. The following covenants and agreements shall survive according to or until the satisfaction of their terms:

        (a) FINANCIAL STATEMENTS. From the date hereof so long as the Purchaser owns, in the aggregate, of record or beneficially at least 5% (directly or indirectly) of the Common Stock (on a fully diluted basis):

                (i) QUARTERLY OPERATING STATEMENTS. The Company shall maintain a standard system of accounting and shall furnish to the Purchaser as soon as practicable after the end of each quarter, commencing with the fiscal quarter ending after the date of the closing, and in any event within 45 days after the end of each said quarter, consolidated operating statements for the Company which shall be certified on behalf of the Company by the President or the chief financial officer of the Company to have been prepared in accordance with United States generally accepted accounting principles, except as noted therein, to fairly present the financial condition of the Company for such period on a consolidated basis, and shall include at least a balance sheet as at the end of such period, a statement of income and statements of cash flows and key operating statistics, all in reasonable detail.

                (ii) ANNUAL FINANCIAL STATEMENTS. As soon as practicable after the end of each fiscal year of the Company ending after the date of the Closing and in any event within 120 days thereafter, the Company shall furnish to the Purchaser the following financial statements on a consolidated basis, prepared in accordance with United States generally accepted accounting principles, except as noted therein, together with a report thereon on, unqualified as to scope, of reputable independent certified public accountants selected by the Company and reasonably acceptable to the Purchaser:

                       A. A consolidated balance sheet of the Company at the end of such year;

                       B. A consolidated statement of income of the Company for such year;

                       C. A consolidated statement of cash flows of the Company for such year; and

                       D. A statement of changes in stockholders' equity for such year;

                       setting forth in each case in comparative form the figures for the previous fiscal year, if applicable, all in reasonable detail.

                   Each of the financial statements referred to in this Section
                   6.02 shall fairly and accurately reflect the financial condition and operating results of the Company as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments.

        (b) MATERIAL BREACH NOTICE. The Company shall deliver promptly (but in any event within five business days) after the discovery or receipt of notice of any default under any material agreement to which the Company and/or any of its Subsidiaries is a party, which default could have a material adverse effect on the Company or any Subsidiary, an officer's certificate specifying the nature and period of existence thereof and what actions the Company has taken and proposes to take with respect thereto.

        (c) FURTHER ASSURANCES/ACQUISITION OF COMMON SHARES. At any time or from time to time after the Closing, the Company agrees to cooperate with the Purchaser and, at the request of the Purchaser, to execute and deliver any instruments, documents or consents, and to take all action as the Purchaser may reasonably request in order to evidence or effectuate the consummation of: (i) the Transaction and to otherwise carry out the intent of the Parties hereunder.

        (d) ADDITIONAL INFORMATION. The Company shall deliver with reasonable promptness, such other information and financial data concerning the Company as the Purchaser may reasonably request.

Section 6.03 Corporate Authorizations. The Purchaser acknowledges that the Company does not currently have sufficient authorized shares of Common Stock with a par value low enough to permit shares of Common Stock to be issued upon conversion of the Preferred Stock or exercise of the Warrants. As promptly as practical after the Closing, the Company shall take all necessary corporate actions to submit to the shareholders appropriate amendments to its Certificate of Incorporation to authorize additional shares of Common Stock and reduce the par value so that the Preferred Stock and Warrants can be converted or exercised in accordance with their respective terms.

                                  ARTICLE VII
                     SURVIVAL OF REPRESENTATIONS, WARRANTIES
                         AND AGREEMENTS; INDEMNIFICATION

Section 7.01    Survival of Representations and Agreements.

        (a) Those representations and warranties contained in any of the Transaction Documents or in any agreement, instrument, certificate or other document delivered pursuant to this Agreement and referred to below shall survive the Closing and the consummation of the Transaction contemplated hereby and thereby and shall continue in full force and effect:

                (i) until the expiration of the latest statute of limitations applicable to claims, damages or liabilities that may be asserted against or incurred by the Company in connection with the subject matter thereof, in the case of the representations and warranties set forth in Sections 3.05 and 3.11;

                (ii) for a period of two (2) years in the case of all other representations and warranties set forth in Article III hereof;

                (iii) for a period of two (2) years in the case of all representations and warranties set forth in Article IV hereof; and

                (iv) for the comparable periods of time set forth above in this Section 7.01 in the case of each representation and warranty (but not covenants) set forth in any of the Transaction Documents or any other agreement, instrument, certificate or other document delivered pursuant to this Agreement, based upon the nature of such representation and warranty when compared to the most analogous representation and warranty set forth herein.

        (b) Each covenant and agreement set forth in any of the Transaction Documents to be performed after the Closing shall survive the Closing in accordance with its terms.

        (c) All representations, warranties, covenants and agreements made or contained in any of the Transaction Documents or any other agreement, instrument, certificate or other document delivered in accordance with this Agreement shall be deemed to be material and to have been relied upon by the Parties hereto.

Section 7.02 Indemnification by the Company. From and after the Closing, the Company shall indemnify and hold the Purchaser and its respective general and limited partners, officers, employees, agents and affiliates, harmless against any and all damages, losses, deficiencies, liabilities, obligations, commitments, costs or expenses, including legal and other expenses reasonably incurred in investigating and defending against the same (collectively, "Liabilities" and each a "Liability") incurred by the Purchaser resulting from (i) the material breach of any representation or warranty of the Company contained in Article III hereof or in any Transaction Document, (ii) any material breach of any agreement or covenant of the Company to be performed prior to Closing contained in this Agreement or in any Transaction Document and of which the Purchaser was not aware and (iii) Third-Party Claims against Purchaser arising with respect to periods prior to the Closing, whether as a result of actions or omissions of the Company.

Section 7.03 Indemnification by the Purchaser. From and after the Closing, the Purchaser shall indemnify and hold the Company and its directors, officers, employees, agents and affiliates harmless against any and all Liabilities incurred by the Company, its directors, officers, employees, agents and affiliates resulting from (i) the breach of any representation or warranty of the Purchaser contained in Article IV hereof or in any Transaction Documents and (ii) any breach of any agreement or covenant of the Purchaser to be performed prior to Closing contained in this Agreement or in any Transaction Document.

Section 7.04 Defense of Third-Party Claims. An indemnified Party shall give prompt written notice to an indemnifying Party of the commencement or assertion of any action, proceeding, demand or claim by a third party (collectively, a "Third-Party Claim") in respect of which such indemnified Party shall seek indemnification hereunder. Any failure so to notify an indemnifying Party shall not relieve such indemnifying Party from any liability that it, he or she may have to such indemnified Party under this Section 7.04 unless the failure to give such notice materially and adversely prejudices such indemnifying Party. The indemnifying Party shall have the right to assume control of the defense or, settle or otherwise dispose of such Third-Party Claim on such terms as they deem appropriate; provided, however, that:

        (a) The indemnified Party shall be entitled, at his, her or its own expense, to participate in the defense of such Third-Party Claim (provided, however, that the indemnifying Parties shall pay the attorneys' fees of the indemnified Party if (A) the employment of separate counsel shall have been authorized in writing by any such indemnifying Party in connection with the defense of such Third-Party Claim, (B) the indemnifying Parties shall not have employed counsel reasonably satisfactory to the indemnified Party to have charge of such Third-Party Claim, or (C) the indemnified Party's counsel shall have advised the indemnified Party in writing, with a copy to the indemnifying Party, that there is a conflict of interest that could make it inappropriate under applicable standards of professional conduct to have common counsel);

        (b) The indemnifying Party shall obtain the prior written approval of the indemnified Party before entering into or making any settlement, compromise, admission or acknowledgment of the validity of such Third-Party Claim or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission or acknowledgment, injunctive or other equitable relief would be imposed against the indemnified Party;

        (c) No indemnifying Party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each indemnified Party of a release from all liability in respect of such Third-Party Claim; and

        (d) The indemnifying Party shall not be entitled to control (but shall be entitled to participate at their own expense in the defense of), and the indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any Third-Party Claim (A) as to which the indemnifying Party fails to assume the defense within a reasonable length of time or (B) to the extent the Third-Party Claim seeks an order, injunction, or other equitable relief against the indemnified Party which, if successful, would materially adversely affect the business, operations, assets, or financial condition of the indemnified Party; provided, however, that the indemnified Party shall make no settlement, compromise, admission, or acknowledgment that would give rise to liability on the part of any indemnifying Party without the prior written consent of such indemnifying Party.

                   The parties hereto shall extend reasonable cooperation in connection with the defense of any Third-Party Claim pursuant to this Section 7.04 and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested.

Section 7.05 Direct Claims. In any case in which an indemnified Party seeks indemnification hereunder which is not subject to Section 7.04 because no Third-Party Claim is involved, the indemnified Party shall notify the indemnifying Party in writing of any Liabilities which such indemnified Party claims are subject to indemnification under the terms hereof. The failure of the indemnified Party to exercise promptness in such notification shall not amount to a waiver of such claim unless the resulting delay materially prejudices the position of the indemnifying Party with respect to such claim.

                                  ARTICLE VIII
                                  MISCELLANEOUS

Section 8.01 Publicity. The Company and the Purchaser shall promptly advise and cooperate with each other prior to issuing, or permitting any of its general or limited partners, officers, directors, partners, stockholders, employees or agents to issue, any press release or other form of public announcement with respect to the Transaction Documents or the Transaction. The Company and the Purchaser agree that all such press releases or other forms of public announcement with respect to the Transaction Documents or the Transaction are subject to the approval of each other, which approval shall not be unreasonably withheld; provided, however, that the Company or the Purchaser shall be entitled to issue a press release or make a public announcement with respect to the Transaction Documents or the Transaction, after consulting with each other, if the Company or the Purchaser, as the issuer of such press release or other form of public announcement, has received advice from its counsel to the effect that such press release is required by law. The Parties acknowledge that any press release concerning the Company, its business and operations issued after the Closing shall be subject to the confidentiality provisions set forth in the Stockholders Agreement.

Section 8.02 Termination. This Agreement may be terminated at any time prior to the Closing by:

        (a)        the mutual consent of the Company and the Purchaser;

        (b) the Purchaser (i) upon the failure of the Company to perform or comply in all material respects with any of its respective covenants or agreements contained herein prior to or (ii) at the Closing or if any representation or warranty of the Company shall not have been true and correct in all material respects as of the time at which such was made or any future time in each if the Company failed to cure such breach within ten (10) days after written notice thereof by the Purchaser.

        (c) the Company (i) upon the failure of the Purchaser to perform or comply in all material respects with any of its respective covenants or agreements contained herein prior to or (ii) at the Closing or if any representation or warranty of the Purchaser shall not have been true and correct in all material respects as of the time at which such was made or any future time in each if the Purchaser failed to cure such breach within ten (10) days after written notice thereof by the Company.

        (d) either the Company or the Purchaser if the Closing does not occur one hundred and twenty (120) days after execution;

                   provided, however, that no Party may terminate this Agreement pursuant to subsection (d) above if such party is, at the time of any such attempted termination, in breach of any term or provision hereof.

Section 8.03 Fees and Expenses. All fees and expenses incurred by each Party in connection with the pursuit of the Transaction contemplated hereunder, including the preparation, negotiation and execution of the Transaction Documents and all documents ancillary thereto ("Transaction Fees") shall be borne solely and entirely by the Company. Transaction Fees shall include all fees and expenses of each such Party's legal counsel, accountants and all other third-party consultants and advisors engaged by each such Party to assist with the Transaction Documents and the Transaction contemplated hereunder and thereunder and all direct out of pocket expenses for travel and similar matters.

Section 8.04    Legends.

        (a) In addition to any other legend that may be required by this Agreement or applicable law, each certificate representing the Securities, unless such Securities have been registered under the Securities Act or may be sold in accordance with the provisions of Rule 144(k) thereunder, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                       "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (A) REGISTERED UNDER THE ACT OR (B) AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO PalWeb CORPORATION (THE "COMPANY"), SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT THE OFFER, SALE, TRANSFER OR OTHER DISPOSITION THEREOF IS EXEMPT FROM REGISTRATION UNDER THE ACT).

Section 8.05 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered by hand, by telex or telecopier, or by certified or registered mail, postage prepaid and return receipt requested. Notices shall be deemed to have been given upon delivery, if delivered by hand, three days after mailing, if mailed, one business day after delivery to the courier, if delivered by overnight courier service, and upon receipt of an appropriate electronic confirmation, if by telex or telecopier. Notices shall be delivered to the Company and the Purchaser at the addresses set forth below:

                        If to the Company:

                                    PalWeb Corporation
                                    1607 West Commercial Street
                                    Dallas, Texas  75208
                                    Attention:  Paul A. Kruger
                                    (214) 698-9330
                                    (214) 745-4578 (Fax)

                        CC:

                                    Michael M. Stewart
                                    Crowe & Dunlevy
                                    1800 Mid-America Tower
                                    Oklahoma City, Oklahoma  73102
                                    (405) 235-7747
                                    (405) 272-5238 (Fax)

                        If to the Purchaser:

                                    Westgate Investments, L.P.
                                    c/o: Hall, Estill, Hardwick, Gable, Golden
                                         & Nelson, P.C.
                                    320 South Boston, Suite 400
                                    Tulsa, Oklahoma  74103
                                    Attention:  William W. Pritchard
                                    (918) 594-0468
                                    (918) 594-0496 (Fax)

                Any Party may from time to time change its address or designee for notification purposes by giving the other Parties prior notice in the manner specified above of the new address or the new designee and the subsequent date upon which the change shall be effective.

Section 8.06 Amendment; Waivers. This Agreement may be amended only by a written instrument duly executed and delivered on behalf of each of the Company and the Purchasers holding a majority of the outstanding Convertible Preferred Stock. Compliance with any term or provision hereof may be waived only by a written instrument executed by each of the Company and the Purchaser. No failure to exercise any right, power or privilege granted hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege granted hereunder.

Section 8.07 Parties in Interest; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, assigns and legal representatives. Neither this Agreement nor any rights or obligations hereunder may be assigned by any Party without the prior written consent of the other Parties. Such consent shall be not unreasonably withheld.

Section 8.08 No Third-Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any person, other than the Parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 8.09 Exhibits and Schedules. The Exhibits and Schedules to this Agreement are a part of this Agreement as if fully set forth herein. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

Section 8.10 Severability. In the event that any one or more of the terms or provisions contained in the Transaction Documents or in any other agreement, instrument or document referred to herein shall be held to be invalid, illegal or unenforceable for any reason, the validity, legality or enforceability of all other terms and provisions of the Transaction Documents or any other such agreement, instrument or other documents referred to herein shall not be affected.

Section 8.11 Headings. The Article and Section headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement and shall not limit, extend or otherwise affect the meaning or interpretation of the terms and provisions of this Agreement.

Section 8.12    Rules of Construction.

        (a) In this Agreement, unless the context otherwise requires, words in the singular number or in the plural number shall each include the singular number and the plural number.

        (b) All references herein to dollar amounts are in United States dollars.

        (c) The terms "herein," "hereunder," "hereto" and similar terms refer to this Agreement generally and not to any one Article or Section of this Agreement.

Section 8.13 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto which are incorporated by reference herein, and the other Transaction Documents and other documents referred to therein, constitute the entire agreement and understanding between the Parties with respect to the Transaction contemplated hereby and thereby and cancel, merge and supersede all prior oral or written agreements, representations and warranties, arrangements and understandings relating to the subject matter hereof and thereof.

Section 8.14 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OKLAHOMA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS OF ANOTHER JURISDICTION. The venue of any legal action or claim arising herefrom shall be Tulsa, Oklahoma.

Section 8.15 Specific Performance. The Parties hereto agree that irreparable damage would occur in the event that any of the Transaction Documents were not performed in accordance with the terms thereof. Accordingly, the Parties agree that each of them shall be entitled to injunctive relief to prevent breaches of the terms and provisions of the Transaction Documents and to obtain specific performance of such terms, in addition to any other remedy now or hereafter available at law or in equity or otherwise.

Section 8.16 Counterparts. This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.



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                                       25

            IN WITNESS WHEREOF, the parties set forth below have caused this Securities Purchase Agreement to be duly executed as of the date first above written.


                                        THE COMPANY:

                                        PALWEB CORPORATION


                                        By:  /s/ Paul A. Kruger
                                             -----------------------------------
                                             Paul A. Kruger
                                             Chief Executive Officer



                                        THE PURCHASER:

                                        WESTGATE INVESTMENTS, L.P.


                                        By:  /s/ William W. Pritchard
                                             -----------------------------------
                                             General Partner: Westgate Capital
                                             Company, L.L.C.
                                             William W. Pritchard, Manager


                                        HIDALGO TRADING COMPANY, LC



                                        By:  /s/ Paul A. Kruger
                                             -----------------------------------
                                             Paul A. Kruger
                                             Manager

                                        ONWARD, LLC


                                        By:  /s/ Paul A. Kruger
                                             -----------------------------------
                                             Paul A. Kruger
                                             Manager

                                    EXHIBIT A



                         PURCHASE AND SALE OF SECURITIES



       PURCHASER                     PURCHASE PRICE                       SECURITIES TO BE PURCHASED
       ---------                     --------------                       --------------------------
                                                                              FROM THE COMPANY
                                                                              ----------------

 Westgate Investments, L.P.      $5,214,297                              521,430 Shares of Convertible
 320 South Boston, Suite 400     of debt conversion,                     Preferred Stock Warrants for
 Tulsa, Oklahoma  74103-3708     principal only                          156,429,000 Shares of Common Stock

 Hidalgo Trading Company, LC     $950,200 of debt conversion,            95,020 Shares of Convertible
                                 principal only                          Preferred Stock Warrants for
                                                                         28,506,000 Shares of Common Stock

 Onward, LLC                     $276,082 of debt                        27,608 Shares of Convertible
                                 conversion, principal only              Preferred Stock Warrants for
                                                                         8,282,460 shares of Common Stock

 Onward, LLC                     $536,745 equity in Building based on    53,674 Shares of Convertible
                                 $1,350,000 agreed value less            Preferred Stock Warrants for
                                 $813,255.18 in indebtedness             16,102,200 shares of Common Stock
                                 ($808,393.18 in principal and $4,862    for each $10 in Purchase Price
                                 in accrued interest) owed to Texas
                                 Capital Bank
 ------------------------------------------------------------------------------------------------------------

                      TOTALS     $6,977,324 consisting of                697,732 Shares of Convertible
                                 $6,440,579 of debt                      Preferred  Stock Warrants for
                                 conversion and $536,745                 209,319,660 Shares of Common Stock
                                 of Building equity











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